UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2019

Sears Hometown and Outlet Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35641	80-0808358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip Code)

(847) 286-7000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	SHOS	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2019, Sears Hometown and Outlet Stores, Inc. (the “Company”), Transform Holdco LLC (“Transform”) and Transform Merger Corporation (“Merger Sub”), a wholly owned subsidiary of Transform, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger (the “Merger”) of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement. Prior to the completion of the Merger, the Company will be afforded an opportunity to market and sell the Company’s Sears Outlet and Buddy’s Home Furnishing Stores businesses (together, the “Outlet Segment”) to a third party (an “Outlet Sale”).

Transform is a privately held affiliate of ESL Investments, Inc. ESL Investments, Inc. and its investment Affiliates, including Edward S. Lampert (together “ESL”), currently own more than 58% of the outstanding shares of the Company’s common stock.

At the completion of the Merger, each share of the Company’s outstanding common stock, par value $0.01 per share (the “Company Common Shares”), (except for Company Common Shares (i) owned by ESL or Transform, (ii) held in treasury by the Company or owned by any subsidiary of the Company or (iii) held by stockholders who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be cancelled and automatically converted into the right to receive an amount in cash equal to $2.25 per Company Common Share, without interest, subject to an upward adjustment in the event that an Outlet Sale that satisfies certain criteria specified in the Merger Agreement has occurred, as described in more detail below.

Under the terms of the Merger Agreement, the Company has until August 24, 2019 (extendable until September 3, 2019 in certain circumstances) (the “Outlet Sale Period”) to market and enter into a definitive agreement to sell the Outlet Segment to a third party. Any Outlet Sale must satisfy certain terms and requirements set forth in the Merger Agreement, including the requirement that the net proceeds (after taking account of certain specified deductions, including transaction fees, expenses and taxes incurred by the Company in connection with the sale, any net working capital transferred to the buyer of the Outlet Segment in excess of $75,000,000 and, to the extent such amounts are not paid by the buyer of the Outlet Segment, certain amounts related to employee incentive awards and 50% of the costs of a directors and officers insurance “tail policy” to be purchased by the Company prior to the closing of the Merger) must be at least $97,500,000 (the “Minimum Sale Proceeds”). Transform will have an opportunity to negotiate with the Company to increase the merger consideration (described in the next paragraph) in response to any third-party offer for the Outlet Segment that would result in net proceeds of at least the Minimum Sale Proceeds but less than $120,000,000 and to “match” the economic terms of such third-party offer. If the Company is able during the Outlet Sale Period to negotiate and enter into a definitive agreement providing for an Outlet Sale that would result in net proceeds of at least the Minimum Sale Proceeds and on other terms consistent with the requirements set forth in the Merger Agreement, the Company will have until October 23, 2019 (extendable until November 7, 2019 in certain circumstances) (the “Outlet Closing Deadline”) to consummate the Outlet Sale.

If an Outlet Sale is consummated and the net proceeds of the Outlet Sale exceed the Minimum Sales Proceeds, then the base merger consideration of $2.25 per Company Common Share will be increased by an amount equal to (i) such excess amount divided by (ii) the aggregate number of Company Common Shares and unvested Company restricted stock units issued and outstanding as of the closing of the Merger.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain closing conditions, including closing conditions with respect to the Outlet Sale and with respect to the Company’s financing arrangements. With respect to the Outlet Sale, the Merger Agreement provides that the closing of the Merger shall not occur before the earliest of (a) the expiration of the Outlet Sale Period without any definitive agreement providing for an Outlet Sale having been entered into, (b) the consummation of an Outlet Sale and (c) the expiration of the Outlet Closing Deadline. With respect to the Amended and Restated Credit Agreement that the Company entered into with a syndicate of lenders (including Bank of America, N.A., as administrative agent and collateral agent) and the Term Loan Credit Agreement the Company entered into with Gordon Brothers Finance Company (as agent, lead arranger, and sole bookrunner) and Gordon Brothers Finance Company, LLC (as lender), the Merger Agreement requires as a closing condition that all obligations under these agreements shall have been repaid, all commitments of the lenders thereto shall have been terminated and, with respect to the Amended and Restated Credit Agreement, all related letters of credit shall have been terminated or cash collateralized, except, in each case, as waived by the applicable counterparties to these financing agreements. Transform is, subject to certain conditions, obligated to cause the repayment of the outstanding obligations under the aforementioned agreements and the termination or cash collateralization under the Amended and Restated Credit Agreement. In addition, there is a closing condition that no event of default shall have occurred and be continuing under either of the aforementioned financing agreements, subject to certain exceptions.

The Merger Agreement contains specified termination rights, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by an end date of October 31, 2019, which may be extended under certain circumstances to no later than December 31, 2019. The Merger Agreement does not provide for a termination right of the Company to accept any alternative acquisition proposals that may be made by third parties prior to the end date.

The Merger Agreement contains customary limitations on the conduct of the Company’s and its subsidiaries’ business for the period until the consummation of the Merger or the termination of the Merger Agreement. The Merger Agreement also provides that, prior to the consummation of the Merger, Transform has the right to propose actions or changes with respect to the operations of the Company’s Hometown business segment (including actions reasonably designed to implement cost savings in anticipation of the common ownership of the Company and Transform’s existing business operations) and the Company is obligated to approve and implement such recommendations in good faith (subject to specified exceptions). Transform also has the right to discuss with the Company’s management on a regular basis the operations of the Hometown business segment and the Company to the extent they materially impact the Hometown business segment.

Concurrently with the execution of the Merger Agreement, ESL Investments, Inc. executed a commitment letter with Transform pursuant to which ESL Investments, Inc. committed to contribute, or cause to be contributed, approximately $21,000,000 to Transform (subject to the terms and conditions set forth in the commitment letter) to enable Transform to pay the merger consideration. The Company is a third party beneficiary of the commitment letter solely for purposes of its right to enforce it in certain circumstances.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, each other. The assertions embodied in those representations and warranties are qualified by information in the confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts regarding the Company, since they were only made as of the date of the Merger Agreement and are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In addition, concurrently with the execution of the Merger Agreement, Edward S. Lampert and the Company entered into a letter agreement pursuant to which Edward S. Lampert agreed (i) not to, and to cause ESL not to, effect any amendment of the Company’s bylaws or take any other stockholder action that is inconsistent with the terms of the Merger Agreement or that would reasonably be expected to frustrate the transactions contemplated thereby, including an Outlet Sale that meets the requirements set forth in the Merger Agreement, and (ii) upon request of the Company, to take, and cause ESL to take, such action as may be necessary to exempt an Outlet Sale that meets the requirements set forth in the Merger Agreement from the requirements of Section 2.10 of the Company’s bylaws. The foregoing summary of the letter agreement is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

As described above, Transform is a privately held affiliate of ESL and ESL currently own more than 58% of the outstanding shares of common stock of the Company. In February 2019, Transform acquired substantially all of the operating assets (including Sears stores) and related assets of Sears Holdings Corporation and its debtor subsidiaries on a going-concern basis out of their Chapter 11 bankruptcy process. The Company was separated from Sears Holdings Corporation in 2012.

Item 5.07.	Submission of Matters to a Vote of Securityholders

A special committee (the “Special Committee”) composed of one member of the Company’s board of directors (the “Company Board”) who is independent and disinterested (i) determined that the terms and conditions of the Merger Agreement are advisable and in the best interests of the Company and its stockholders (other than ESL), (ii) approved the Merger Agreement and the transactions contemplated thereby, and (iii) recommended that the Board adopt resolutions approving and declaring advisable the Merger Agreement and the transactions contemplated thereby. Thereafter, at a meeting of the Company Board convened to act on the Special Committee’s recommendations, the Company Board members unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders (other than ESL), (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption and approval, and (iv) recommended that the Merger Agreement be adopted by the stockholders of the Company.

On June 1, 2019, ESL Partners, L.P. and Edward S. Lampert executed and delivered a written consent (the “Written Consent”) (i) adopting and approving the Merger Agreement on behalf of the stockholders of the Company and (ii) approving any Outlet Sale on behalf of the stockholders of the Company to the extent required by Section 271(a) of the General Corporation Law of the State of Delaware. No further approval of the stockholders of the Company is required to adopt the Merger Agreement or any Outlet Sale consummated in accordance with the requirements of the Merger Agreement.

The foregoing summary of the Written Consent is qualified in its entirety by reference to the full text of the Written Consent, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger and the Written Consent required by Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the Merger and the Written Consent. When completed, the definitive information statement will be mailed to the Company’s stockholders.

Item 8.01.	Other Events

On June 3, 2019, the Company issued a joint news release with Transform announcing that they had entered into the Merger Agreement. A copy of the news release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1*	Agreement and Plan of Merger, dated as of June 1, 2019, among Sears Hometown and Outlet Stores, Inc., Transform Holdco LLC and Transform Merger Corporation*

Exhibit 2.2	Letter Agreement, dated as of June 1, 2019, between Edward S. Lampert and Sears Hometown and Outlet Stores, Inc.

Exhibit 99.1	Action by Written Consent of ESL Partners, L.P. and Edward S. Lampert, dated as of June 1, 2019

Exhibit 99.2	News Release, dated as of June 3, 2019

*

Certain exhibits and similar attachments to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or other attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

A Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “project,” “estimates,” “plans,” “forecast,” “is likely to,” and similar expressions or future or conditional verbs such as “will,” “may,” “would,” “should,” and “could” are generally forward-looking in nature and not historical facts. The forward-looking statements are subject to significant risks, uncertainties and assumptions, including, but not limited to, the requirement to satisfy closing conditions as set forth in the Merger Agreement, the outcome of any legal proceedings that may be instituted against the Company and others related to the transaction, and the ability to retain specified key employees of the Company, that may, individually or in the aggregate, cause actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, information concerning the Company’s future financial performance, business strategies, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of the Company and should be read in conjunction with the other cautionary statements, including “Risk Factors,” that is included in the Company’s Annual Report on Form 10-K for its fiscal year ended February 2, 2019 and in the Company’s other filings with the Securities and Exchange Commission and the Company’s other public announcements. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may vary materially from what it projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by the Company’s forward-looking statements.

The forward-looking statements included in this report are made only as of the date of this report. The Company undertakes no obligation to publicly update or review any forward-looking statement made by it or on its behalf, whether as a result of new information, future developments, subsequent events or circumstances, or otherwise, except as required by law.

Additional Information and Where to Find It

This Current Report on Form 8-K is being filed in respect of the proposed merger involving the Company and Transform. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger required in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the Merger and the Written Consent. When completed, the definitive information statement will be mailed to the Company’s stockholders.

Investors are urged to carefully read the information statement regarding the Merger and any other relevant documents in their entirety when they become available because they will contain important information about the Merger. You may obtain copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website, http://www.sec.gov, or from the Company by directing a request by mail or telephone to Sears Hometown and Outlet Stores, Inc. at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, telephone (847) 286-7000, Attention: General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: June 3, 2019